UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 22, 2010

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.         Changes in Registrant’s Certifying Accountant.

On June 22, 2010, the Audit Committee of the Board of Directors of InfoLogix, Inc. (the “Company”) engaged KPMG, LLP (“KPMG”) to serve as the Company’s new independent registered public accounting firm for the year ending December 31, 2010.  The engagement of KPMG follows the resignation of the Company’s former registered public accounting firm, McGladrey & Pullen LLP, on June 10, 2010, as previously reported on a Current Report on Form 8-K filed on June 16, 2010.

During the fiscal years ended December 31, 2009 and 2008 and through June 22, 2010,  the Company had not consulted with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

On June 23, 2010 the Company issued a press release announcing the engagement of KPMG as its independent registered publicly accounting firm.  The press release is attached hereto as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 23, 2010 by InfoLogix, Inc. announcing the engagement of KPMG, LLP as its independent registered public accounting firm.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: June 23, 2010	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 23, 2010 by InfoLogix, Inc. announcing the engagement of KPMG, LLP as its independent registered public accounting firm.